UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2009
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-149784	[●]
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 425
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

New Image Concepts, Inc.
2019 Delaware Avenue
Santa Monica, CA 90404
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amended Form 8-K is being filed to additional contact information for the Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that New Image Concepts, Inc., a Nevada corporation (herein after referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Item 1.01 Entry Into Material Definitive Agreement

Share Exchange Agreement

As more fully described in Item 2.01 below, on December 7, 2009, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between New Image Concepts, Inc., a Nevada corporation (the “Company”) and Car Charging, Inc., a Delaware corporation (“Car Charging”).  The closing of the transaction (the “Closing”) took place on December 7, 2009 (the “Closing Date”).

At Closing, pursuant to the majority consent of our board of directors and shareholders, we (i) approved an amendment to our Articles of Incorporation changing our name to Car Charging Group, Inc.; and (ii) approved the authorization of 20,000,000 shares of preferred stock of the Company.  Additionally, we filed a Certificate of Designation with the state of Nevada designating rights to the authorized preferred stock of the Company (the “Series A Convertible Preferred Stock”), attached hereto as Exhibit 3.2.

Pursuant to the Share Exchange Agreement, we issued 50,000,000 shares of our common stock to the shareholders of Car Charging, representing 66.8% of the Company’s issued and outstanding stock and 10,000,000 Series A Convertible Preferred Stock, which is more fully discussed in Item 2.01 of this Current Report.

This transaction is more fully discussed in Item 2.01 of this Current Report. This brief discussion is qualified by reference to the provisions of the Share Exchange Agreement which is attached in full to this Current Report as Exhibit 2.1.

Financing Transaction

In connection with the closing of the Share Exchange Agreement, on December 7, 2009, we entered into a Subscription Agreement for the sale of units of securities of the Company aggregating $920,000 (the “Subscription Agreement”), attached hereto as Exhibit 4.1.  Each unit of securities consist of: one (1) share of Company common stock, $0.001 par value per share (the “Common Stock”); and (ii) a Class A warrant (the “Warrant”) to purchase an additional number of shares equal to 100% of the Common Stock with an exercise price of $0.60/share.  The purchase price is $0.30 per unit.  The Subscription Agreement and Warrant shall be referred to as the “Financing Documents.”

The financing closed simultaneously with the Share Exchange Agreement and the Company issued 3,066,665 shares of common stock and warrants to the subscribers (collectively, the “Investors”).

Item 2.01 Completion of Acquisition and Disposition of Assets

CLOSING OF SHARE EXCHANGE AGREEMENT

On the Closing Date, pursuant to the Share Exchange Agreement, the shareholders of Car Charging exchanged 1,000 shares of common stock of Car Charging, representing 100% of the issued and outstanding stock of Car Charging, for: (i) 50,000,000 newly issued shares of the Company’s common stock, par value $0.001 per share, representing 66.8% of the Company’s issued and outstanding common stock; and (ii) 10,000,000 shares of our Series A Convertible Preferred Stock.

Simultaneous to the Closing and pursuant to the majority consent of the Company’s board of directors and shareholders, the Company changed its name to Car Charging Group, Inc. and approved the authorization of 20,000,000 shares of preferred stock of the Company and approved a 6.6-for-1 forward split of our common stock, which was declared effective by FINRA on October 22, 2009.

Pursuant to the terms of the Share Exchange Agreement, Belen Flores agreed to cancel 277,200,000 shares of the Company’s common stock held in her name.

Additionally, simultaneous to the Closing, we closed on a financing transaction in the aggregate amount of $920,000 and issued 3,066,665 shares of common stock and warrants to be exercised into 3,066,665 shares of common stock to certain accredited investors.

As more fully described in Item 5.02 below, on the Closing Date, Belen Flores, the sole officer and director of the Company, resigned from all positions held and we simultaneously appointed executive officers and three members of the Board of Directors of the Company.  The Board of Directors now consists of three members, each serving terms until a vote can take place at the next annual meeting of the Company, pursuant to the By-laws of the Company.

BUSINESS

General

We intend to be an owner, provider and servicer of electric car charging stations to building owners, parking garages, municipalities, sporting venues (e.g. football and baseball stadiums, as well as basketball and hockey arenas) and ultimately to provide the ability for the EV owner to have charging services in public areas on our network.  Our Company provides and installs car charging stations at public locations at no cost to the landowner.  Further, our Company is able to facilitate the purchase of a car charging station through our subsidiary, eCharging Stations, LLC.  We anticipate such sales will generate continuous income for our Company.  We plan on subcontracting to certain approved local vendors the actual installation work and maintenance of the charging stations.

While the electric vehicle industry is still in a developmental phase, our Company firmly believes that it is important to be at the forefront of infrastructure development of the industry.  In order for electric vehicles to become a mainstream reality, charging stations need to be in place and readily available.

We will derive our main source of revenue from shared fees in connection with providing all necessary electric car charging services.  As deregulation of electricity continues to take place throughout the country, and the continued proliferation of alternative fuel methods comes to fruition, we will be in a greater position to capitalize on those opportunities.

Car Charging Groups’ corporate offices are located in Miami Beach, Florida.  We will initially launch our service in the south Florida market with the intent to expand both nationally and internationally over time.

We will maintain our principal offices at 1691 Michigan Avenue, Suite 425, Miami Beach, Florida, 33139.  Our telephone number is (305) 521-0200. Our website is www.carcharging.com, we can be contacted by email at info@carcharging.com.

Industry Overview

At the start of the 20th century, electricity generally cost over $0.20 per kwh, and could be as high as $0.40.  Gasoline could be purchased for $0.05 cents a gallon.  In Canada in 1999, electricity costs were $0.10 (CDN) per kwh (about 25% of its price a century ago) and gasoline was $0.70 (CDN) per litre - more than $2.00 per gallon (50 times its price a century ago).  More important than the price was the appearance of the required infrastructure – gasoline stations.

Before 1898, finding gasoline for a car was an adventure in itself. By 1905, many general stores, carriage shops, smithies and even liveries were keeping large cans of gasoline on-hand to fuel the few gasoline cars that came by.  Business in gasoline was not brisk initially, but it was lucrative - those that could afford the cars could afford to pay a premium for the gasoline.  In 1905, 86% of the cars sold in the U.S. were powered by gasoline; electric and steam automobiles carried about 7% of the market each.

By 1920, the gasoline pumps were prevalent throughout North America, before electrification became a national initiative in Canada or the United States, and long before the standardized and interconnected electrical grid that we take for granted today was in place. According to Chevron, they built the first gasoline station in the United States in 1913, which started a boom in the building of these facilities until they were ubiquitous throughout the United States by 1920.  In 1916 alone, over 200 petroleum companies were established in the United States, which coincides neatly with the decline of the electric car.

Electrical recharging facilities were not nearly as common. Many “service stations” would not have had access to an electrical grid at the turn of the century.  Even if they did, the electric cars did not use standard voltages, which made it expensive to buy the equipment to recharge cars of different voltages.

Why has the electric vehicle industry come back to life over the last 3-7 years?  For starters, environmental awareness as we know it today was non-existent a century ago.  In addition, the price of gasoline has continued to rise, and electricity is simply a more affordable option.  Most experts agree that what hindered the electrical vehicle industry years ago was cheap and readily available gasoline, as opposed to expensive electricity and a fragmented electrical generating industry and distribution network.

In recent years, the costs of gasoline and electricity have reversed directions. More importantly, there has been a concerted effort on the part of big businesses to bring electrical vehicles and the ease of recharging them to main stream America.  Almost all of the major car manufacturers have committed to the electric vehicle industry going forward.  General Motors, Ford, Chrysler, Nissan, Honda, Mercedes, Tesla, and Fisker are just some examples of the car manufactures committed to making the electric vehicle industry a reality.  Concurrently, major utility companies are all working on their infrastructure to make it easier to charge an electric vehicle. The financial commitments that have been made and that will continue to be made over the coming years suggests that this time around, the electric vehicle will become a real and viable option to car buyers.

The last and most important reason why the electric vehicle has come back to life is the unprecedented loans and grants that both the US Government, as well as many other governments, have made to both small and big businesses. Whether it is for the actual manufacturing of a new car, or to startup companies looking to capitalize on new infrastructure technologies, governments have committed to spending billions of dollars to see that the electric vehicle industry as a whole will succeed.  Recently, the Fisker Auto Company received a $529M loan from the US Government to help build a hybrid sports car.

The Ford Motor company was awarded a $5.9 billion loan in June of this year.  Tesla Motors, Silicon Valley’s electric car manufacturer, received a $465 million loan.  All of the aforementioned loans came from  the US Government’s $25 billion program to be used solely for development of electric/plug-in hybrid vehicles.

The government of France announced they will spend $2.2 billion to build a network of charging stations. Beyond that, France is putting the burden on building owners. The government is making the installation of charging stations mandatory in office parking lots by 2015 and any new apartment buildings with parking lots must host charging stations by 2012, and we anticipate that other governments will follow their lead.

Products and Services:

Our product line consists of the CT1000 and CT2000 families of the ChargePoint Networked Charging Stations, manufactured by Coulomb Technologies, which are specifically designed for the North American market.  The CT1000 family of charging stations supports Level 1 (120V @ 16A) charging.  The CT2000 family of charging stations supports both Level 1 and Level 2 (208/240V @ 30A) charging.

The ChargePoint Networked Charging Stations combined with the ChargePoint Network Operating System (NOS) form a smart charging infrastructure for plug-in electric vehicles called the ChargePoint Network.

Although we are not exclusively using Coulomb’s charging stations, we believe they are at the forefront of the electric vehicle charging station market.  Strategically, it makes the most sense to be aligned with their devices and infrastructure.  As the market continues to mature, we intend to upgrade when new technologies become available.

Competition

The Electric vehicle manufacturing marketplace is made up of a variety of major automotive companies as well as eTec (Electric Transportation Engineering Corporation), a subsidiary of ECOtality (OTCBB: ETLE), and is focused on the research, development and testing of advanced transportation and energy systems.  eTec manufactures the Minit-Charger line of fast-charge systems for airport ground support equipment, material handling equipment, transit vehicles (buses) and light duty passenger cars. The Minit-Charge technology can provide a meaningful charge for an electric vehicle in approximately 15 minutes. eTec has been involved with the electric vehicle initiative in North America since the 1990’s.

Shorepower Technologies is in the business of deploying Electrified Parking Spaces (EPS) across North America. Shorepower provides EPS for Truck Stop Electrification (TSE) as well as electric vehicles and plug-in hybrid electric vehicles. Shorepower TSE allows truck drivers to turn off their engines and plug into all weather electrical and communication outlets during mandatory rest periods. This reduces fuel costs, toxic exhaust emissions, maintenance costs and provides a better night's rest. Shorepower has currently installed a number of electric vehicle charging stations for Portland General Electric (PGE) in the Portland city areas.

SolarCity is one of the nation's leading full-service solar panel provider for homeowners, businesses and government organizations and the first company to provide solar power system design, financing, installation and monitoring services from a single source. SolarCity provides custom solar panel installation in California, Arizona and Oregon to private homes, businesses and government buildings. In September of this year, SolarCity announced that it will partner with a California Rabobank, N.A., to create a solar-power, fast-charge electric car charging corridor which will include four locations between San Francisco and Los Angeles. The SolarCity owned and operated corridor is being built in cooperation with electric vehicle manufacturer Tesla Motors.

Better Place is a company developing the technology and working on the deployment of a network of battery charging stations and battery switch stations. Better Place is building its first electric vehicle network in Israel. Better Place has also announced an agreement with Renault-Nissan where they will develop an electric vehicle with the capacity to have its battery removed and swapped through the better place switching stations being developed.

AeroVironment, Inc. is one of the leading suppliers of fast charge systems for industrial electric vehicles such as forklifts, airport ground support vehicles, short-haul trucks, and automated guided vehicles. AV is working on applying this same technology to help build the infrastructure to make the next generation of passenger and utility electric vehicles a reality.

The competitive landscape in the development of a national or regional electric vehicle infrastructure is young and still fragmented. No clear leader or leaders have emerged and the marketplace is still in its infancy, leaving room for new arrivals to ascend. However, the terrain is such that competitors may quickly become complimentary to one another, allowing for greater mobility and enhanced driving distance for the electric vehicle operator through the ability to charge at different owned charging stations. This in turn will work towards further acceptance of electric vehicles, bringing additional revenue to all these companies and allowing the infrastructure to grow. Furthermore, because Car Charging is in the business of securing and owning Car Charging stations and not developing the technology behind the chargers, competitors my become partners if and when Car Charging seeks new chargers to equip additional charging stations with as the technology further develops.

Location and Facilities

We currently lease an office facility in Miami Beach, Florida.  Upon obtaining the necessary funds we hope to acquire a sufficient facility for our future operations.

Outlook

When evaluating our future, we believe the most important consideration is the number of locations we sign up to install charging stations.  We could sign up a 600 spot parking garage, but only install one charging station upon the signing of our contract. What that location now represents to us as a company is 599 other potential charging locations that represent future revenues to us. We will have minimum capital needs to secure locations, and will only spend as the market warrants. Through the use of technology, we will be able to monitor the usage of the charging stations. As the market develops, we can increase the number of charging stations per location.

Target Markets

We are launching our business in the State of Florida while exploring expansion opportunities.  Our goal is to expand nationally and internationally in conjunction with the demand for our service.

Employees

Currently, there are three employees.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits.  However, there are currently no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

Material Contracts

On September 25, 2009 (the “Date of Issuance”), Car Charging, Inc. issued two secured convertible promissory notes to both Ze’evi Group, Inc. and Paradox Capital Partners, LLC (the “Holders”), each in the amount of $50,000 (the “Secured Convertible Promissory Notes”).  The Secured Convertible Promissory Notes have a maturity date of September 24, 2011 and have an annual interest rate of six percent (6%) per annum.  The Holders have the right from and after the Date of Issuance, and until any time until the Secured Convertible Promissory Notes are fully paid, to convert any outstanding and unpaid principal portion of the Secured Convertible Promissory Notes, and accrued interest, into fully paid and nonassessable shares of Common Stock.  The Secured Convertible Promissory Notes have a fixed conversion price of $.0025.  Pursuant to the close of the reverse merger contemplated simultaneously with the Closing of this Offering, the Secured Convertible Promissory Notes will be exchanged for promissory notes from Car Charging Group, Inc., with the same rights and privileges as the Secured Convertible Promissory Notes.

RISK FACTORS

The common shares offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any common shares.  This Memorandum contains forward-looking statements which involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

Risks Relating to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in September 2006. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hard-working employees who have innovative initiatives; on the other hands, our company will also keep a close eye on expanding opportunities.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion, continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR OFFICERS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Andy Kinard and Richard Adeline, our management team.  The loss of services of Mr. Kinard or Mr. Adeline could have a material adverse effect on our business, financial condition or results of operation.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE WITH OUR COMPETITORS WHO MAY HAVE GREATER RESOURCES.

The Company could face strong competition within the local area by competitors in the alternative financial services industry who could duplicate the model.  These competitors may have substantially greater financial resources and marketing, development and other capabilities than the Company. In addition, there are very few barriers to enter into the market for our services.  There can be no assurance, therefore, that any of our competitors, many of whom have far greater resources will not independently develop services that are substantially equivalent or superior to our services.  Therefore, an investment in the Company is very risky and speculative due to the competitive environment in which the Company intends to operate.

OUR FUTURE SUCCESS IS DEPENDENT UPON THE FUTURE GENERATION OF A MARKET FOR OUR SERVICE

The Company currently remains and will continue to remain in a position of dependence on the creation and sustainability of the electric car market.  While a vast majority of the major car manufacturers have made strong financial commitments to the electric vehicle industry going forward, there is no guaranty that the industry will become viable.  Without a fleet of electric vehicles on the road needing recharging, there exists no opportunity for the Company to provide its intended service.  Therefore, an investment in the Company is very risky and speculative due to the uncertain future of the electric vehicle market.

OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY.

The Company may not be able to protect unauthorized use of its intellectual property and take appropriate steps to enforce its rights. Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  We use and intend to use the trademark “Car Charging” name and logo.  We intend to file federal trademark applications for “Car Charging” and to secure the Internet trade domain “carcharging.com” and related logo. There can be no assurance that the registrations applied for will be accepted.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be assurance that we can prevent competitors from marketing the same or similar products and services.

Risks Associated with Our Shares of Common Stock

BROAD DISCRETION OF MANAGEMENT TO USE OF PROCEEDS.

The Company’s management will have broad discretion with respect to the expenditure of the net proceeds of this Offering. Accordingly, Subscribers will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will be ultimately applied.

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Purchase of the Securities should be considered a long-term, illiquid investment. The Securities have not been registered under the Act, are being offered by reason of a specific exemption from registration and are “restricted securities” under Rule 144 promulgated under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, the Securities will not be registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of a trading market for the Securities, a Subscriber will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

THE OFFERING PRICE OF THE SECURITIES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SECURITIES DIFFICULT TO SELL.

The offering price for the Common Stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the Securities.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD.  ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Forward-Looking Statements

This Report contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.” Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this Report. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report.

Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

●        actual or anticipated fluctuations in our quarterly and annual operating results;
●        actual or anticipated product constraints;
●        decreased demand for our products resulting from changes in consumer preferences;
●        product and services announcements by us or our competitors;
●        loss of any of our key executives;
●        regulatory announcements, proceedings or changes;
●        announcements in the motorcycle community;
●        competitive product developments;
●        intellectual property and legal developments;
●        mergers or strategic alliances in the motorcycle industry;
●        any business combination we may propose or complete;
●        any financing transactions we may propose or complete; or
●        broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Plan of Operation

The Company has not generated any revenue so it intends to report its plan of operation below.  The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

The Company, Car Charging, Inc., was incorporated during September, 2009, as a Delaware corporation.  It immediately registered to do business in Florida.  Our intent is to be a provider and servicer of electric car charging stations to building owners, parking garages, municipalities, sporting venues (e.g. football and baseball stadiums, as well as basketball and hockey arenas) and ultimately to provide the ability for the EV owner to have charging services in public areas on our network.  Our Company provides and installs car charging stations at public locations at no cost to the landowner.  For additional information you may email us at info@carcharging.com or go to our website at www.carcharging.com

Such services will be in advance of and anticipates the manufacture and sale of electric vehicles to the general public, starting in the fall of 2010.  Accordingly, the Company will provide a service whereby the public will be able to recharge their electric vehicles at convenient locations.  To establish convenient locations, the Company intends to enter into partnership agreements with building owners, parking garages, municipalities and sporting venues.

Since its creation, the Company has selected and entered into a non – exclusive agreement with NovaCharge, LLC, a direct distributor of Coulomb Technologies Inc, a California manufacturer of electric car charging stations. It has also initiated negotiations with several large Florida municipalities to install electric car charging stations throughout their property, pursuant to a negotiated revenue sharing agreement.

During the coming year, the Company plans to enter into between 10 and 200 distribution and revenue sharing agreements with various entities and to install approximately 1000 devices.

The Company perceives the need to raise additional capital in the immediate future, in addition to the proceeds received from the Financing Transaction and capital provided from the Founders, in order to provide adequate operating capital to carry the Company’s operations through 2011, at which time when significant revenues are expected to be generated through operations.

The Company’s agreement with  NovaCharge, LLC does not specify any minimum device purchase quantity, but does provide that the manufacturer will act as the administrator to deliver electricity and account for payment/collection directly from the consumers and remittance of the service charges for use of the electric car charging stations to the Company.

The company continues to pursue sources of capital needed to acquire and install the EV devices.  Such costs can vary depending on the installation location, but in the aggregate is anticipated aggregate to 8 Million Dollars in 2010.

Year ended December 31, 2010

Losses from operations during 2010 are estimated to accumulate to $5,842,000 and will primarily consist of depreciation of installed EV charging devices of $4,875,000, net of anticipated Federal EV credits of $500,000; payroll expenses $671,000, professional fees  $228,000; insurance $75,000; rent $71,000; electricity $51,500; travel and promotion $76,000.

Liquidity and Capital Resources

Despite capital contributions and sales, and both related party and third party loan commitments, the  Company may, experience, cash flow shortages that can slow the Company’s growth.

The Company has primarily financed its activities from sales of capital stock of the Company and from loans from related and third parties.  A significant portion of the funds raised from the sale of capital stock will be used to cover working capital needs such as office expenses and various professional fees.

For the year ended December 31, 2010, we anticipate a net loss of $5,842,000.  Our accumulated deficit since inception is anticipated to be $6,188,000.  Such accumulated losses have resulted primarily from costs incurred in the purchase and installation of EV devices, payroll, promotion and professional expenses.

The Company’s cash flow requirements during this period have been met by contributions of capital and debt financing.  The Company anticipates that financing will be required until such time as the general public acquires electric vehicles and requires recharging facilities.  Currently, the Company cannot determine when either will occur and as such the Company will need to obtain financing to cover its costs for the foreseeable future.  No assurance can be given that these sources of financing will continue to be available.  If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

Investor Relations / Public Relations

Over the next twelve (12) months, the Company anticipates spending approximately one million dollars ($1,000,000) for investor relations, public relations and brand awareness and marketing.

MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of December 7, 2009, the names and ages of all of our directors and executive officers; and all positions and offices held.  The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Principal Positions With Us
Andy Kinard	44	President, Director
Richard Adeline	65	Chief Financial Officer, Treasurer, Director
Michael Bernstein	40	Director, General Counsel

The board of directors has no standing committees.

Family Relationships

None.

Business Experience

The following summarizes the occupation and business experience of our officers and directors:

Andy Kinard, President, Director

Mr. Kinard graduated from the Auburn University in 1987.  His first employer was Florida Power & Light (“FPL”) where he worked for 15 years. In his early years, his focus was on engineering. During his tenure, he performed energy analysis for large commercial accounts, and ultimately became a Certified Energy Manager.  Simultaneously, Mr. Kinard was assigned to FPL’s electric vehicle program.  FPL had their own fleet of electric vehicles that they used to promote the technology.

He spent several years marketing renewable energy in Florida and was a Guest Speaker at the World Energy Congress.  He also served on the Board of Directors of the South Florida Manufacturing Association for 4 years.

For the last year Mr. Kinard has been selling electric vehicles in Florida.  He has City, County, and State contacts throughout Florida, and has attended every car show, and green fair in the State.

Richard Adeline, Chief Financial Officer, Treasurer, Director

Since 1984, Richard has been in practice as a CPA in Florida specializing in financial planning, tax preparation and business consulting for both public and non-public companies. Richard is well versed in the reporting requirements for public companies.

Prior to forming his own practice, Richard served as an Audit Manager at Arthur Andersen and Coopers & Lybrand (PriceWaterhouseCoopers), as well as the CFO of Insurance Exchange of the Americas, Inc. He is a licensed CPA in the states of Florida and New York and is a registered Financial Advisor that holds both Life and Health Insurance licenses, as well as various FINRA certifications (Series 7, 63 and 65). Mr. Adeline is a graduate of the City University of New York (Hunter College) in 1965 with a BS in Accounting.

Michael Bernstein, General Counsel, Director

Mr. Bernstein is a graduate of New York University and Brooklyn Law School.  Since 1996, he has been practicing law and is currently admitted in the state and federal courts of Florida, New York and New Jersey. Mr. Bernstein maintains his law practice in Miami Beach, Florida in the areas of corporate and business transactions, real estate and commercial litigation.  Through his law firm, Mr. Bernstein serves as independent corporate counsel for several Florida based companies who transact business nationwide.  In 2008, Mr. Bernstein was appointed and has served as a member of the Community Development Advisory Board (CDAC) of the City of Miami Beach.

Both Mr. Kinard and Mr. Adeline will be responsible for managing the day to day operations and strategic planning.

Employment Agreements / Terms of Office

We have not entered into a formal written employment agreement with either of our executive officers, however, we intend to enter into written employment agreements with each of our officers upon the Closing of the Reverse Merger.

Director Compensation

All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Investor Relations / Public Relations

Over the next twelve (12) months, the Company anticipates spending approximately one million dollars ($1,000,000) for investor relations, public relations and brand awareness and marketing.

Option Plan

Currently there is no stock option plan. We intend to implement a stock option plan to attract and retain employees.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the board of directors for our consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning stock ownership of all persons known by us to own beneficially five percent (5%) or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

Name of Beneficial Owner	Number of Common Shares Owned	Number of Series A Preferred Shares	Number of Warrants Owned	Percentage of Class of Common Stock (2)	Percent of Voting Class (3)
Richard Adeline (1)	0	0	0	0%	0.00%
Andy Kinard (1)	0	0	0	0%	0.00%
Michael Bernstein (1)	0	0	0	0%	0.00%
Gravity Capital Partners, Ltd.	30,000,000	6,000,000	0	41.19%	48.85%
Herb Hersey	14,000,000	2,800,000	0	19.22%	22.79%
Jonathan Honig	6,000,000	1,200,000	0	8.24%	9.77%
Barry Honig (4)	4,083,333	0	833,333	5.60%	3.32%

(1)	We have not entered into a formal engagement with Andy Kinard, Richard Adeline or Michael Bernstein, however, we expect that each will receive equity compensation under the terms of their employment.
(2)	Based on 72,824, 214 common shares outstanding after the sale of common stock.
(3)
Based on 122,824,195 shares of voting stock, calculated by adding the number of votes of common stock with the votes of  the Series A Preferred Stock. Each share of Series A Preferred Stock has a five to one voting rights as designated in the Certificate of Designation for the Series A Convertible Preferred Stock. The total aggregate number of votes for the Series A Preferred Stock is 5 million.

(4)
Barry Honig owns 4,083,333 shares of common stock, including 3,250,000 shares purchased from third-party holders in a private transaction and, in connection with the Financing Transaction, Barry Honig purchased 833,333 units consisting of (i) a share of common stock; and (ii) a warrant to purchase a share of common stock.  As disclosed above in this Form 8-k, the warrants contain a limitation on stock ownership by Barry Honig of 4.99%, or under certain circumstances of 9.99%.  In addition, Alan Honig, as custodian for four minor children of Barry and Renee Honig, owns 2,578,764 registered shares of our common stock purchased from third-party holders in private transactions.

Barry Honig holds voting and dispositive power over the 4,083,333 shares he owns.  He is the son of Alan Honig but does not hold any voting or dispositive power over the shares held by Alan Honig as custodian.  Jonathan Honig is Barry Honig’s brother and Barry does not hold any voting or dispositive power over the shares owned by Jonathan Honig.  Herb Hersey is the father of Barry Honig’s wife, Renee Honig.  Barry Honig does not hold any voting or dispositive power over the shares owned by Herb Hersey.   None of the foregoing persons is an officer or director of the Company, and, with the exception of Herb Hersey, the Company does not consider any of such persons, individually or in the aggregate, to be in a position to exercise control over the business or affairs of the Company as a result of the ownership of our securities or otherwise.  Other than pursuant to the terms of such securities, there are no restrictions on the disposition of shares by any of the foregoing persons of entities, with the exception of Herb Hersey who owns greater than 10% of the shares of the Company and therefore is subject to certain restrictions on sale

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share.  Immediately prior to the Closing Date, there were 296,957,549 common shares issued and outstanding. After Closing and subsequent to the cancellation of 277,200,000 shares, there will be 69,757,549 common shares issued and outstanding, not including the 3,066,665 shares sold in connection with the Financing Transaction.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors cannot necessarily elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock.  As of the Closing, we filed a certificate of designation with the Secretary of State for the State of Nevada to designate 20,000,000 of our preferred shares as Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock has conversion rights equal to 2.5 shares for every share of Series A Convertible Preferred Stock issued and each share of Series A Convertible Preferred Stock has voting rights equal to 5 times the number of votes it would be entitled to on an as converted basis.  Pursuant to the terms of the Share Exchange, 10,000,000 shares of the Series A Convertible Preferred Shares were issued to the prior shareholders of Car Charging, Inc., on a pro rata basis.

Warrants

Pursuant to the terms of the Financing Transaction, the Company issued 3,066,665 Warrants to certain subscribers.  The Warrants are exercisable at $0.60/share and also feature a cashless exercise option.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

LIMITATIONS ON TRANSFER OF SHARES

The shares offered hereby have not been registered with the Commission pursuant to the Securities Act; however, they are deemed to be exempt from such registration pursuant to Regulation D Rule 506 of the Securities Act or Regulation S.  Even so, the shares are subject to a restriction on re-sale and will be marked as such on the face of the certificate.  In addition, there are limits on the resale of the shares by virtue of their corporate issuance.  Accordingly, an investment in the shares offered herein should be considered highly illiquid.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on December 7, 2009, we issued 50,000,000 shares of our common stock to the shareholders of Car Charging, Inc., in exchange for the shares held by these shareholders pursuant to the Share Exchange Agreement.  Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that the Car Charging Shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that the Car Charging Shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that the Car Charging Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

As referenced in Item 1.01, the Company entered into a financing transaction with certain accredited investors.  Pursuant to the financing, we sold units of securities that consisted of an aggregate of 3,066,665 shares of common stock and warrants exercisable into 3,066,665 shares of common stock for a total purchase price of $920,000 or $0.30/unit.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of  Regulation D.

Item 5.01 Changes in Control of Registrants

As more fully described in Item 2.01, on December 7, 2009, pursuant to the terms of the Share Exchange Agreement, the shareholders of Car Charging acquired a total of (i) 50,000,000 shares of our issued and outstanding common stock and (ii) 10,000,000 newly-issued shares of our issued and outstanding Series A Preferred Stock.  Further, the resigning officer of the Company agreed to cancel 277,200,000 shares of common stock.  As such, immediately following the Share Exchange Agreement, the shareholders of Car Charging, Inc. held approximately 66.8% of the voting power of our outstanding common stock and 100% of the voting power of our outstanding Series A Preferred Stock.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

As more fully explained in Item 5.02, in connection with the Closing of the Share Exchange Agreement, Belen Flores, our former Chairman of the Board of Directors and Chief Executive Officer, resigned from these positions and all other positions held in the Company and agreed to cancel the 277,200,000 shares previously owned.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Directors

Effective December 7, 2009, Belen Flores resigned as the chairman and the sole member of our board of directors. His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(b)	Resignation of Officers

Effective December 7, 2009, Belen Flores resigned as our Chief Executive Officer and all other offices that he held.  His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(c)	Appointment of Directors

Effective December 7, 2009, the following persons were appointed as members of the Board of Directors:

Name	Age	Principal Positions With Us
Andy Kinard	44	Director
Richard Adeline	65	Director
Michael Bernstein	40	Director

The business background descriptions of the newly appointed directors are as follows:

Andy Kinard, President, Director

Mr. Kinard graduated from Auburn University in 1987.  His first employer was Florida Power & Light (“FPL”) where he worked for 15 years. In his early years, his focus was on engineering. During his tenure, he performed energy analysis for large commercial accounts, and ultimately became a Certified Energy Manager.  Simultaneously, Mr. Kinard was assigned to FPL’s electric vehicle program.  FPL had their own fleet of electric vehicles that they used to promote the technology.

He spent several years marketing renewable energy in Florida and was a Guest Speaker at the World Energy Congress.  He also served on the Board of Directors of the South Florida Manufacturing Association for 4 years.

For the last year Mr. Kinard has been selling electric vehicles in Florida.  He has City, County, and State contacts throughout Florida, and has attended every car show, and green fair in the State.

Richard Adeline, Chief Financial Officer, Treasurer, Director

Since 1984, Richard has been in practice as a CPA in Florida specializing in financial planning, tax preparation and business consulting for both public and non-public companies. Richard is well versed in the reporting requirements for public companies.

Prior to forming his own practice, Richard served as an Audit Manager at Arthur Andersen and Coopers & Lybrand (PriceWaterhouseCoopers), as well as the CFO of Insurance Exchange of the Americas, Inc. He is a licensed CPA in the states of Florida and New York and is a registered Financial Advisor that holds both Life and Health Insurance licenses, as well as various FINRA certifications (Series 7, 63 and 65). Mr. Adeline is a graduate of the City University of New York (Hunter College) in 1965 with a BS in Accounting.

Michael Bernstein, General Counsel, Director

Mr. Bernstein is a graduate of New York University and Brooklyn Law School.  Since 1996, he has been practicing law and is currently admitted in the state and federal courts of Florida, New York and New Jersey. Mr. Bernstein maintains his law practice in Miami Beach, Florida in the areas of corporate and business transactions, real estate and commercial litigation.  Through his law firm, Mr. Bernstein serves as independent corporate counsel for several Florida based companies who transact business nationwide.  In 2008, Mr. Bernstein was appointed and has served as a member of the Community Development Advisory Board (CDAC) of the City of Miami Beach.

Both Mr. Kinard and Mr. Adeline will be responsible for managing day to day operations and strategic planning.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

(d)	Appointment of Officers

Effective December 7, 2009, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Principal Positions With Us
Andy Kinard*	44	President
Richard Adeline*	65	Chief Financial Officer, Treasurer

*See descriptions of the Company’s officers above.

(e)	Employment Agreements of the Executive Officers

The Company has not yet entered into formal employment arrangements with the Executive Officers.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Share Exchange Agreement, on December 7, 2009 we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation changing our name to “Car Charging Group, Inc.” to better reflect our business plan. A copy of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.1.

On December 7, 2009, we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation designating the rights of our Series A Convertible Preferred Stock.  A copy of the Certificate of Designation for our Series A Convertible Preferred Stock is attached hereto as Exhibit 3.2.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on December 7, 2009, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding common shares of Car Charging, Inc. in exchange for the issuance of the Company’s Common Stock and Series A Convertible Preferred Stock to the shareholders of the Car Charging, Inc.

As a result of the Share Exchange, the shareholders of Car Charging, Inc. exchanged 1,000 shares of common stock of Car Charging, representing 100% of the issued and outstanding stock of Car Charging, Inc. for: (i) 50,000,000 newly issued shares of the Company’s common stock, par value $0.001 per share, representing 66.8% of the Company’s issued and outstanding common stock; and (ii) 10,000,000 shares of our Series A Convertible Preferred Stock.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events

On September 29, 2009, the Company’s Board of Directors approved a 6.6-1 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock with a record date of October 22, 2009. The Forward Split is only for the Company’s issued and outstanding shares and not its authorized shares.  The Forward Split occurred prior to the Closing of the Share Exchange so all shares listed in this Form 8-K are post-Forward Split.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
2.1 *	Share Exchange Agreement by and among New Image Concepts, Inc. and Car Charging, Inc.
3.1 *
Amendment to Certificate of Incorporation changing name to Car Charging, Inc., increasing the number of preferred shares authorized to 20,000,000 shares, filed with the Secretary of State of the State of Nevada on December 7, 2009

3.2 *	Certificate of Designation designating the rights of the Series A Convertible Preferred Shares
4.1 *	Subscription Agreement
4.2 *	Form of Warrant

*  Filed as exhibits to the Form 8-K filed with the SEC on December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Image Concepts, Inc.

/s/ Andy Kinard
Andy Kinard President

/s/ Richard Adeline
Richard Adeline Chief Financial Officer

Dated:  February 2, 2010